UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

86-591-8727-1266

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	PME	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2021, Pingtan Marine Enterprise Ltd. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor named therein (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 4,000,000 of the Company’s Series A Convertible Preferred Shares, par value $0.001 per share (“Series A Preferred Shares”), at a purchase price of $1.00 per share and a stated value of $1.10 that are convertible into the Company’s ordinary shares, for gross proceeds of approximately $4,000,000. The closing of the Offering is expected to take place on or about January 8, 2021, subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, termination provisions and other obligations and rights of the parties. The Offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-248620) previously filed with and declared effective by the U.S. Securities and Exchange Commission, and a prospectus supplement thereunder. A copy of the opinion of Maples and Calder (Hong Kong) LLP relating to the legality of the issuance and sale of the securities in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The estimated net proceeds from the Offering, after deducting estimated offering expenses payable by the Company and placement agent fees, are expected to be approximately $3.43 million. The Company intends to use the net proceeds from the Offering for working capital, general corporate purposes (including sales and marketing and the satisfaction of outstanding amounts payable to its vendors in connection with trade payables) and transaction expenses. The Company may also use a portion of the net proceeds from the Offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of its growth strategy.

In connection with the Offering, the Company’s board approved the Certificate of Designation for the Series A Preferred Shares (the “Certificate of Designation”), establishing and designating the rights, powers and preferences of the Series A Preferred Shares. The Company designated 4,000,000 Series A Preferred Shares. Pursuant to the Certificate of Designation, the holders of the Series A Preferred Shares are entitled, among other things, to the right to receive dividends on the stated value of such Series A Preferred Share at a dividend rate equal to 8.0% per annum for a guaranteed period of one year. The Series A Preferred Shares have no voting rights, except with respect to certain amendments to the rights, preferences or powers of the Series A Preferred Shares, the authorization, creation or increase of certain parity shares or shares ranking senior to the Series A Preferred Shares, or as otherwise required by law or the Certificate of Designation. Each Series A Preferred Share is convertible into the Company’s ordinary shares at a conversion price equal to the lesser of (i) $2.00 and (ii) 90% of the lowest volume weighted average price of the ordinary shares on a trading day during the ten trading days prior to the conversion date, but not lower than $0.44, subject to certain adjustments. In the event of any liquidation of the Company, the Series A Preferred Shares rank senior to the Company’s ordinary shares in the distribution of assets, to the extent legally available for distribution.

On January 7, 2021, the Company engaged Spartan Capital Securities, LLC (the “Placement Agent”) to act as its exclusive placement agent for the Offering pursuant to a Placement Agent Agreement, dated January 7, 2021 (the “Placement Agent Agreement”). In consideration for its placement agent services, the Company agreed to pay the Placement Agent, in addition to out-of-pocket expenses of up to $35,000 and legal expenses of up to $50,000, (i) a cash fee of 6.5% of the gross proceeds received by the Company from the sale of the Series A Preferred Shares in the Offering and (ii) a number of warrants to purchase the Company’s ordinary shares equal to 7.0% of the gross proceeds received by the Company from the sale of the Series A Preferred Shares in the Offering divided by the closing price of the Company’s ordinary shares on January 7, 2021, at an exercise price per share of $1.87, subject to adjustment, which equates to 149,733 ordinary shares, pursuant to a Placement Agent Ordinary Share Purchase Warrant, to be issued at closing by the Company to the Placement Agent (the “Placement Agent Warrant”). The Placement Agent Warrant will be exercisable, in whole or in part, commencing on a date that is six months and one day after the closing of the Offering and expires on the five-year anniversary of the closing of the Offering.

The foregoing is only a summary of the material terms of the documents related to the Offering. The foregoing descriptions of the Purchase Agreement, the Certificate of Designation, the Placement Agent Agreement and the Placement Agent Warrant are not complete and are qualified in their entireties by reference to the full text of the Purchase Agreement, the Certificate of Designation, the Placement Agent Agreement and the Placement Agent Warrant, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1, 3.1, 10.2 and 4.1, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K regarding the Placement Agent Warrant is hereby incorporated by reference into this Item 3.02. The issuance of the Placement Agent Warrant by the Company and the ordinary shares issuable upon exercise of the Placement Agent Warrant is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 of this Current Report on Form 8-K regarding the Series A Preferred Shares and Certificate of Designation is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 6, 2021, the Company’s board approved the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Designation, effective as of January 6, 2021, establishes and designates the Series A Preferred Shares and the rights, preferences, privileges and limitations thereof. The Certificate of Designation was filed with the Cayman Registrar of Companies upon approval by the Company’s board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Series A Convertible Preferred Shares Certificate of Designation
4.1	Form of Placement Agent Ordinary Share Purchase Warrant
5.1	Opinion of Maples and Calder (Hong Kong) LLP
10.1	Form of Securities Purchase Agreement, dated January 7, 2021, between Pingtan Marine Enterprise Ltd. and purchaser named therein
10.2	Placement Agent Agreement, dated January 7, 2021, between Pingtan Marine Enterprise Ltd. and Spartan Capital Securities, LLC
23.1	Consent of Maples and Calder (Hong Kong) LLP (contained in its opinion in Exhibit 5.1)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: January 7, 2021

Pingtan Marine Enterprise Ltd.

By:	/s/ LiMing Yung
	Name:	LiMing Yung
	Title:	Chief Financial Officer

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